Exhibit 99.7

NNNNNNNNNNNN + Computershare Trust Company, N.A. P.O. Box 43011 Providence Rhode Island 02940-3011 www.computershare.com/investor MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 NNNNNN ADD 5 NNNNNNNNN ADD 6 C 1234567890 J N T NNNNNN Tax ID certification on file: <Certified Y/N> TOTAL SHARES 12345678901234 TIME SENSITIVE INFORMATION. YOUR IMMEDIATE ATTENTION IS NECESSARY. PLEASE COMPLETE AND RETURN PROMPTLY IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS. ELECTION FORM AND LETTER OF TRANSMITTAL To accompany certificates, if any, of common voting shares, $0.01 par value per share, and Class A common shares, $0.01 par value per share of Scripps Networks Interactive, Inc. This Form of Election and Letter of Transmittal (together, the “Election Form”) is being delivered in connection with the Agreement and Plan of Merger, dated as of July 30, 2017 (the “Merger Agreement”), among Scripps Networks Interactive, Inc. (“Scripps”), Discovery Communications, Inc. (“Discovery”) and Skylight Merger Sub, Inc., a wholly owned subsidiary of Discovery (“Merger Sub”), pursuant to which Merger Sub will merge with and into Scripps (the “Merger”). This Election Form permits you to make an election as to the type of consideration (cash and/or Discovery Series C common stock) that you wish to receive in connection with the Merger. This Election Form may be used to make an election with respect to the Common Voting Shares of Scripps and the Class A Common Shares of Scripps (collectively, the “Scripps shares”) that you hold, as listed below. To be effective, this Election Form must be received by Computershare, the Exchange Agent, by no later than 5:00 p.m. (New York City time) on the second business day preceding the closing of the Merger, unless extended (the “Election Deadline”). The Election Deadline is based on the closing of the Merger, which remains subject to various conditions, including, among other things, receipt of the requisite approval of shareholders of Scripps and stockholders of Discovery and the receipt of regulatory approvals as provided for in the Merger Agreement. There can be no assurance as to the timing of the closing of the Merger or as to whether Scripps will receive the requisite approval from its shareholders, Discovery will receive the requisite approval from its stockholders or the required regulatory approvals will be received. With respect to certificated shares, this Election Form must be received by Computershare together with the certificate(s) representing all Scripps shares to which this Election Form relates. Any shares held beneficially, including through The Depository Trust Company, must be submitted by your broker, bank or other nominee. Discovery and Scripps will publicly announce the Election Deadline and any extensions of the Election Deadline in a press release, on their websites and in a filing with the SEC. Your Scripps Stock Certificates: Please locate and surrender the listed certificates. Certificate Numbers Shares Certificate Numbers Shares XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 XXXX12345678 12345678901234 You hold more than 10 certificates, not all certificates can be listed on this form. Other Certificate Total Total Certificated Shares Shares Held By Us Total Shares 12345678901234 12345678901234 12345678901234 12345678901234 12345678901234 2ELC COYC CLS + 02P12H Page 1

Complete the box(es) on the next page to make an election. The undersigned understands and acknowledges that this election is subject to the terms, conditions and limitations set forth in the Merger Agreement and this Election Form. In particular, Cash Consideration and Stock Consideration elections are subject to proration provisions set forth in the Merger Agreement. Therefore, there is no assurance that you will receive your election choices. The allocation of the merger consideration will be made in accordance with the allocation and proration procedures set forth in the Merger Agreement. Refer to the Discovery Registration Statement on Form S-4 (Securities Act File No. 333-220466) for more information about these proration procedures.

If you fail to make a valid election for any reason, you will be deemed to have made a non-election, which will be deemed a mixed election with respect to your Scripps shares.

Important Information About the Transaction and Where to Find It

This Election Form may be deemed to be solicitation material in respect of the Merger. In connection with the proposed merger with Scripps, Discovery has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that includes a joint proxy statement of Scripps and Discovery and that also constitutes a prospectus of Discovery. Scripps and Discovery may also file other documents with the SEC regarding the proposed merger. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document which Scripps or Discovery may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED MATTERS. Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus and other documents filed with the SEC by Scripps or Discovery through the website maintained by the SEC at www.sec.gov, Scripps’ website at www.scrippsnetworksinteractive.com, or Discovery’s website at https://corporate.discovery.com/contact/investor-relations/. In addition, the documents may be obtained free of charge by contacting the investor relations department of Scripps or Discovery at the following:

Scripps Network Interactive, Inc.	Discovery Communications, Inc.
Tel: (865) 560-3326	Toll-Free: (877) 234-5850
Email: estratigeas@scrippsnetworks.com	Outside US: (212) 548-5882
Email: investor_relations@discovery.com

A special meeting of Scripps’ shareholders of record as of October 3, 2017 has been scheduled for November 17, 2017 for purposes of obtaining Scripps’ shareholders’ approval of the Merger and the other transactions discussed in the joint proxy statement/prospectus (the “Scripps Special Meeting”). Together with this Election Form, Scripps has mailed to you a copy of the definitive joint proxy statement/prospectus (which includes a copy of the Merger Agreement as Annex A thereto) as well as a proxy card to vote your Scripps shares at the Scripps Special Meeting.

Participants in the Solicitation

Discovery and its directors and executive officers, and Scripps and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Scripps shares in respect of the proposed merger. Information about the directors and executive officers of Discovery is set forth in Discovery’s proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on April 5, 2017. Information about the directors and executive officers of Scripps is set forth in Scripps’ proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on March 29, 2017. Investors may obtain additional information regarding the interest of such participants by reading the joint proxy statement/prospectus regarding the proposed merger, which was filed with the SEC on October 19, 2017.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

NNNNNNNNNNNN + ELECTION OPTIONS I hereby elect to receive the following as consideration for my Scripps shares, subject to proration, as set forth in the Merger Agreement (Mark only ONE box) per election. If selecting a partial election across multiple elections more than one box may be checked: MIXED ELECTION (cash and Discovery Series C common stock for EACH Scripps share (the “Mixed Consideration”)) Mark this box to elect to make a mixed election with respect to ALL of your Scripps shares. Mark this box to elect to make a mixed election with respect to the following number of your Scripps shares. Please fill in the number of shares for which you would like to make a mixed election. ALL STOCK ELECTION (shares of Discovery Series C common stock (plus cash in lieu of any fractional shares) for EACH Scripps share (the “Stock Consideration”)) Mark this box to elect to make a stock election with respect to ALL of your Scripps shares. Mark this box to elect to make a stock election with respect to the following number of your Scripps shares. Please fill in the number of shares for which you would like to make a stock election. ALL CASH ELECTION (cash for EACH Scripps share (the “Cash Consideration”)) Mark this box to elect to make a cash election with respect to ALL of your Scripps shares. Mark this box to elect to make a cash election with respect to the following number of your Scripps shares. Please fill in the number of shares for which you would like to make a cash election. NO ELECTION (No preference with respect to the receipt of Discovery Series C common stock, cash or a combination of stock and cash) Mark this box to make no election with respect to your Scripps shares You will be deemed to have made a “NO ELECTION” if: A. You fail to follow the instructions on the Election Form or otherwise fail to properly make an election; B. A properly completed Election Form together with your stock certificate(s), if any, is not actually received by the Exchange Agent on or before the Election Deadline; C. You properly and timely revoke a prior election without making a new election; or D. You check the “No Election” box above. IMPORTANT: The merger consideration is subject to pro rata cutbacks to the extent the Cash Consideration or Stock Consideration is oversubscribed, as set forth in the Merger Agreement. The stock portion of the merger consideration will also be subject to a collar based on the volume weighted average price of the Discovery Series C common stock measured cumulatively over the 15 trading days ending on the third trading day prior to the completion of the Merger (the “DISCK 15-day VWAP”). If the DISCK 15-day VWAP is less than $25.51, Discovery has the option to pay additional cash instead of issuing more shares. Accordingly, the actual number of shares and the value of Discovery Series C common stock delivered to Scripps shareholders after the completion of the merger will depend on the DISCK 15-day VWAP. If you elect to receive Mixed Consideration or Stock Consideration, the value of the Discovery Series C common stock delivered for each Scripps share may be greater than, less than or equal to $27.00. The DISCK 15-day VWAP when Scripps shareholders receive those shares after the merger is completed could be greater than, less than or equal to the DISCK 15-day VWAP on the date of the joint proxy statement/prospectus, or at the time of the Scripps Special Meeting or otherwise at the time of your election. Therefore, the value of the consideration when received may be different than its estimated value at the time you make your election. You should consult your tax advisor as to the specific tax consequences to you of the Merger in light of your particular circumstances before making an election. The undersigned represents and warrants that the undersigned has full power and authority to submit, sell, assign and transfer the above described Scripps shares and that when accepted for exchange by Discovery, Discovery will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances. The undersigned irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution to exchange Scripps shares, including any certificates representing such shares together with accompanying evidence of transfer and authenticity, for shares of Discovery Series C common stock or cash, as set forth under “Election Procedure” in the Merger Agreement. Delivery of any enclosed certificate(s) shall be effected, and the risk of loss and title to such certificate(s) shall pass, only upon proper delivery thereof to the Exchange Agent. All authority herein conferred shall survive the death or incapacity of, and any obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of, the undersigned. SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s) or the electronic book-entry account. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation, or other person acting in a fiduciary or representative capacity, please set forth full title. See Instructions B.1 and B.2. Signature of owner Signature of co-owner, if any Area Code/Phone Number MEDALLION SIGNATURE(S) GUARANTEED (IF REQUIRED) See Instructions B.6 and B.7. Required only if Special Payment and Delivery Form is completed or this form is completed by someone other than the registered shareholder. Authorized Signature Name of Firm Address of Firm – Please Print 12345678901234 44ELC COYC CLS +

SPECIAL PAYMENT AND DELIVERY FORM

The consideration for your Scripps shares will be issued in the name and address provided on the Election Form unless instructions are given in the boxes below.

Special Payment and Issuance Instructions
(See Instructions B.1, B.2, and B.6)

To be completed ONLY if the consideration is to be issued in the name of someone other than the current registered holder(s) as stated on the front page of the Election Form.

Name(s):

(Please Print)

Address:

Telephone Number:

Special Delivery Instructions
(See Instruction B.2, B.4 and B.6)

To be completed ONLY if the consideration is to be delivered to someone other than the current registered holder(s) or delivered to an address that is different than the address listed on the front page of the Election Form.

Name(s):

(Please Print)

Address:

Telephone Number:

Also: Sign and provide your tax ID number on the Substitute Form W-9 provided herein or complete the appropriate Internal Revenue Service Form W-8, as applicable.

INSTRUCTIONS

A.	Special Conditions

1.	Time in which to Make an Election. To be effective, a properly completed Election Form must be received by Computershare, the Exchange Agent, no later than 5:00 p.m. (New York City time) on the second business day preceding the closing of the Merger, unless extended (the “Election Deadline”). The Election Deadline is based on the closing of the Merger, which remains subject to various conditions, including, among other things, receipt of the requisite approval of shareholders of Scripps and stockholders of Discovery and the receipt of regulatory approvals as provided for in the Merger Agreement. There can be no assurance as to the timing of the closing of the Merger or as to whether the required shareholder and stockholder approvals and the required regulatory approvals will be received. Discovery and Scripps will publicly announce the Election Deadline and any extensions of the Election Deadline in a press release, on their websites and in a filing with the SEC. Holders of Scripps shares who hold such shares in certificated form must also include with their completed Election Form the certificate(s) representing all their Scripps shares to which the Election Form relates. Holders of Scripps shares who hold such shares in electronic, book-entry form do not need to include any certificate(s) and simply need to return the completed Election Form. Holders of Scripps shares who do not properly and timely make an election as provided in the preceding sentences or who properly and timely revoke a prior election without making a new election will be considered a Non-Electing Shareholder. See Instruction A.7 below. You understand and acknowledge that you will not receive the merger consideration unless and until the Merger is complete and the Exchange Agent has timely received from you all necessary documentation.

2.	Certificates and Shares held by the Exchange Agent. The Election Form will indicate the number of Scripps shares you hold either in certificated form or in electronic, book-entry form.

3.	Election Options. On page 3 of the Election Form, under “Election Options,” indicate whether you would like to receive in exchange for each of your Scripps shares, (i) a mixture of cash and shares of Discovery Series C common stock, (ii) shares of Discovery Series C common stock, (iii) only cash, (iv) a combination of elections or (v) “No Election.”. The Merger Agreement limits the amount of cash and the amount of Discovery Series C common stock that can be issued in the Merger, and it thus may not be possible for all elections to be honored in full.

4.	Change or Revocation of Election. A holder of Scripps shares who has made an election may at any time prior to the Election Deadline change such election by submitting to the Exchange Agent a revised Election Form, properly completed and signed, that is received by the Exchange Agent prior to the Election Deadline.

5.	Joint Forms of Election. Holders of Scripps shares who make a joint election will be considered to be a single holder of such shares. An Election Form including such a joint election (“Joint Election Form”) may be submitted only by persons submitting certificates registered in different forms of the same name (e.g., “John Smith” on one certificate and “J. Smith” on another). If the Election Form is submitted as a Joint Election Form, each record holder of Scripps shares covered thereby must properly sign the Election Form in accordance with Instruction B.1, attaching additional sheets if necessary. The signatures of such holders will be deemed to constitute a certification that the persons submitting a Joint Election Form are eligible to do so.

6.	Forms of Election for Nominees. Any record holder of Scripps shares who is a nominee may submit one or more Election Forms, indicating on the form or forms a combination of elections covering up to the aggregate number of Scripps shares owned by such record holder. However, upon the request of Discovery, any such record holder will be required to certify to the satisfaction of Discovery that such record holder holds such Scripps shares as nominee for the beneficial owners of such shares. Each beneficial owner for whom such an Election Form is so submitted will be treated as a separate shareholder of Scripps for purposes of allocation of Discovery Series C common stock and cash payments to be issued upon consummation of the Merger.

7.	Shares as to Which No Election is Made. Holders of Scripps shares who mark the “No Election” box on the Election Form, or fail to submit a properly completed Election Form together with any certificate(s) representing their Scripps shares by the Election Deadline, or who revoke their previously submitted Election Form and fail to submit a properly completed Election Form together with any certificate(s) representing their Scripps shares (each of the foregoing, a “Non-Electing Shareholder”), shall have their Scripps shares converted into the right to receive the Mixed Consideration. In addition, a holder who does not make an election for all of his or her shares will be deemed to be a Non-Electing Shareholder with respect to those shares for which an election is not made, and will be entitled to receive the Mixed Consideration. If you fail to make a valid election for any reason, you will be deemed to be a Non-Electing Shareholder and will receive the Mixed Consideration with respect to your Scripps shares.

8.	Termination of Merger Agreement. In the event of termination of the Merger Agreement, the Exchange Agent will promptly return certificates representing the Scripps shares after being notified of such termination by Discovery and Scripps. In such event, Scripps shares held through nominees are expected to be available for sale or transfer promptly following the termination of the Merger Agreement. Certificates representing Scripps shares held directly by Scripps shareholders will be returned by registered mail.

9.	Method of Delivery. Your election materials may be sent to the Exchange Agent at one of the addresses provided below. Please ensure sufficient time so that the election materials are actually received by the Exchange Agent prior to the Election Deadline.

If delivering by U.S. mail:	If delivering by courier:
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions	c/o Voluntary Corporation Actions
P.O. Box 43011	250 Royall Street, Suite V
Providence, RI 02940	Canton, MA 02021

By signing and delivering this Election Form and surrendering the certificate(s) of Scripps shares herewith delivered to the Exchange Agent, the undersigned hereby forever waives any and all rights of appraisal and any dissenters’ rights to which the undersigned may have been entitled pursuant to Section 1701.85 of the Ohio Revised Code with respect to the transactions contemplated by the Merger Agreement and withdraws any and all written objections to the transactions contemplated thereby and/or demands for appraisal, if any, with respect to the Scripps shares.

Do not send your election materials to Discovery, Scripps, MacKenzie Partners, Inc. in its capacity as Scripps’ Proxy Solicitor or Georgeson LLC in its capacity as Discovery’s Information Agent because they will not be forwarded to the Exchange Agent, and your election will be invalid. The method of delivery is at the option and risk of the electing shareholder. Registered mail, appropriately insured, with return receipt requested, is suggested. Delivery shall be effected, and risk of loss and title will pass, only upon proper delivery of the certificate(s) to the Exchange Agent.

B.	General

1.	Signatures. The signature (or signatures, in the case of certificates owned by two or more joint holders of certificates for which a Joint Election Form is submitted) on the Election Form must correspond exactly with the name(s) as written on the face of the certificate(s) or book-entry account unless the Scripps shares described on this Election Form have been assigned by the registered holder(s), in which event the Election Form must be signed in exactly the same form as the name of the last transferee indicated on the transfer attached to or endorsed on the certificate(s) or book-entry account. If the Election Form is signed by a person other than the registered owner of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner(s) in the name(s) that appear on the certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on the Election Form must be guaranteed by an Eligible Institution (as defined in B.6 below). If the Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or by any others acting in a representative or fiduciary capacity, the person signing, unless he or she is the registered owner, must give such person’s full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded to the Exchange Agent with the Election Form. The certificate(s) may be surrendered by a firm acting as agent for the registered holder(s) if such firm is a member of a registered National Securities Exchange or of the FINRA or is a commercial bank or trust company in the United States.

2.	Special Payment and Issuance Instructions. If checks are to be payable or shares of Discovery Series C common stock are to be issued to the order of or registered in other than exactly the name(s) that appears(s) on the Election Form, the signature(s) on the Election Form must be guaranteed by an Eligible Institution (defined in B.6 below), and any certificate(s) representing such shares must be accompanied by appropriate signed stock power(s), and the signature(s) appearing on such stock power(s) must also be guaranteed by an Eligible Institution (defined in B.6 below). Please also complete the SPECIAL PAYMENT AND DELIVERY FORM that is part of the Election Form.

3.	Stock Transfer Taxes. It will be a condition to the issuance of any check or shares of Discovery Series C common stock in any name(s) other than the name(s) in which the Scripps shares is (are) registered that the person(s) requesting the issuance of such check or shares of Discovery Series C common stock either pay to the Exchange Agent any transfer or other taxes required by reason of such issuance, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

4.	Special Delivery Instructions. If checks or certificates representing shares of Discovery Series C common stock are to be delivered to someone other than the registered holder(s), or to the registered holder(s) at an address other than that appearing on the Election Form, please complete the Special Delivery Instructions box located on the SPECIAL PAYMENT AND DELIVERY FORM that is part of the Election Form.

5.	Lost Certificate. If your certificate(s) representing Scripps shares has (have) been lost, stolen or destroyed, contact the Scripps Transfer Agent, Wells Fargo Shareowner Services prior to submitting the Election Form.

6.	Guarantee of Signatures. No signature guarantee is required on this Election Form if (a)(i) the Election Form is signed by the registered holder(s) (including any participant in the book-entry transfer facility’s systems whose name appears on a security position listing as the owner of such shares) of shares surrendered with this Election Form and (ii) such registered holder has not completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment and Issuance Instructions” on the SPECIAL PAYMENT AND DELIVERY FORM; or (b) such shares are surrendered for the account of a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each, an “Eligible Institution”). In all other cases, all signatures must be guaranteed by an Eligible Institution.

7.	Book-entry Shares. Your Scripps shares that have been issued through Scripps’ direct registration service program, an electronic, book-entry system that records share ownership in place of traditional share certificates, still require you to complete and deliver the Election Form should you wish to participate in the election.

FREQUENTLY ASKED QUESTIONS

1.	Why have I been sent an Election Form?

This Election Form is being delivered in connection with the Merger Agreement among Discovery, Scripps and Merger Sub, pursuant to which Merger Sub will merge with and into Scripps.

You are receiving this Election Form because you own Scripps shares. This Election Form permits you to make an election as to the type of consideration (cash, Discovery Series C common stock, and/or a mixture of both) that you wish to receive in connection with the Merger. This Election Form may be used to make an election with respect to Scripps shares that you hold, as listed on the first page of this Election Form.

At your election, you will have the right to receive the Stock Consideration, Cash Consideration or Mixed Consideration for each Scripps share that you own, with the Stock Consideration and Cash Consideration subject to pro rata cutbacks to the extent the Stock Consideration or Cash Consideration is oversubscribed. The stock portion of the merger consideration is further subject to a collar based on the DISCK 15-day VWAP. Discovery has filed a Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) to register the shares of Discovery Series C common stock that will be issued to shareholders of Scripps in connection with the Merger. The Registration Statement includes the joint proxy statement/prospectus regarding the Merger. A copy of the joint proxy statement/prospectus is included with this Election Form. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED MATTERS. Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus and other documents filed with the SEC by Scripps or Discovery through the website maintained by the SEC at www.sec.gov, Scripps’ website at www.scrippsnetworksinteractive.com, or Discovery’s website at https://corporate.discovery.com/contact/investor-relations/.

Because elections are subject to proration as described below and in the joint proxy statement/prospectus, you may receive some shares of Discovery Series C common stock, rather than cash, if you elected to receive cash with respect to some or all your Scripps shares (and vice versa).

2.	What is the Election Form?

The Election Form does two things. First, it lets us know your preferred form of payment for your Scripps shares. Second, it allows you to surrender your share certificate(s) (if applicable) in order to receive payment for the Scripps shares that you own.

3.	How do I complete the Election Form?

Instructions for completing the Election Form are set forth above.

When completed, please sign and date the Election Form and send it to the Exchange Agent in the enclosed envelope along with your share certificate(s) (if applicable) so that you can make your election as to the type of consideration that you wish to receive in connection with the Merger, or make no election with respect thereof. Please see Question 15 for important information concerning the transmittal of your Election Form to the Exchange Agent. Please note that if your shares are held jointly, signatures of both owners are required.

Please return your share certificate(s) (if applicable) along with the Election Form in the enclosed envelope.

4.	How do I make an election if my Scripps shares are held in “street name” by my bank, brokerage firm or other nominee?

If you hold your Scripps shares in “street name” through a bank, brokerage firm or other nominee (a “nominee”) you should instruct such nominee what election to make on your behalf by carefully following the instructions that you will receive from your nominee. An election will not be made on your behalf absent your instructions. You may be subject to an earlier deadline for making your election. Please contact your nominee with any questions.

5.	What is the deadline for making an election?

To be effective, a properly completed Election Form must be received by the Exchange Agent no later than 5:00 p.m. (New York City time) on the second business day preceding the closing of the Merger, unless extended (the “Election Deadline”). The Election Deadline is based on the closing of the Merger, which remains subject to various conditions, including, among other things, receipt of the requisite approval of shareholders of Scripps and stockholders of Discovery and the receipt of regulatory approvals as provided for in the Merger Agreement. There can be no assurance as to the timing of the closing of the Merger or as to whether the required shareholder and stockholder approvals and the required regulatory approvals will be received. Discovery and Scripps will publicly announce the Election Deadline and any extensions of the Election Deadline in a press release, on their websites and in a filing with the SEC. Holders of Scripps shares who hold such shares in certificated form must also include with their completed Election Form the certificate(s) representing all their Scripps shares to which the Election Form relates. Holders of Scripps shares who hold such shares in electronic, book-entry form do not need to include any certificate(s) and simply need to return the completed Election Form. Holders of Scripps shares who do not properly and timely make an election as provided in the preceding sentences or who properly and timely revoke a prior election will be considered a Non-Electing Shareholder. See Instruction A.7 above. You understand and acknowledge that you will not receive the merger consideration unless and until the Merger is complete and the Exchange Agent has received from you all necessary documentation.

6.	What if I do not send a form of election or it is not received?

If the Exchange Agent does not receive a properly completed Election Form from you at or prior to the Election Deadline (together with any stock certificates representing the Scripps shares covered by your election), then you will be deemed to have made a non-election with respect to your Scripps shares. As such, you will receive the Mixed Consideration with respect to your Scripps shares. You bear the risk of proper and timely delivery of all the materials that you are required to submit to the exchange agent in order to properly make an election.

If you fail to make a valid election for any reason, you will be deemed to be a Non-Electing Shareholder and will receive the Mixed Consideration with respect to your Scripps shares.

7.	What does it mean if I receive more than one set of election materials?

You may receive additional Election Forms with respect to Scripps shares held by you in another manner or in another name. For example, you may own some shares directly as a shareholder of record and other shares through a broker or you may own shares through more than one broker. In these situations, you will receive multiple sets of election materials. You must complete, sign, date and return all of the Election Forms or follow the instructions for any alternative election procedure on each Election Form you receive in order to make an election for all of the shares you own. Each Election Form you receive comes with its own return envelope; make sure you return each Election Form in the return envelope that accompanies that Election Form.

8.	Can I change my election after my Election Form has been submitted?

Yes. A holder of Scripps shares who has made an election may at any time prior to the Election Deadline change such election by submitting to the Exchange Agent a revised Election Form, properly completed and signed, that is received by the Exchange Agent prior to the Election Deadline.

9.	Am I guaranteed to receive what I ask for on the Election Form?

If you ask for the Mixed Consideration in your Election Form, you will be guaranteed to receive the Mixed Consideration with respect to your Scripps shares.

If you ask for the Stock Consideration or the Cash Consideration, your election is subject to pro rata cutbacks to the extent Cash Consideration or Stock Consideration is oversubscribed. Under the proration and adjustment procedures set forth in the Merger Agreement, the total amount of cash paid, and the total number of shares of Discovery Series C common stock issued, in the Merger to holders of Scripps shares, as a whole, will be equal to the total amount of cash and number of shares of Discovery Series C common stock that would have been paid and issued if all of the holders of Scripps shares elected the Mixed Consideration.

The stock portion of the merger consideration will be subject to a collar based on the DISCK 15-day VWAP, as shown below:

DISCK 15-Day VWAP	<$22.32	≥$22.32 but ≤ $28.70	> $28.70
Exchange Rate	1.2096	Between 1.2096 and 0.9408*	0.9408

*	Exchange rate to equal $27.00 in value at the DISCK 15-day VWAP.

If the DISCK 15-day VWAP is less than $25.51, Discovery has the option to pay additional cash instead of issuing more shares. Accordingly, the actual number of shares and the value of Discovery Series C common stock delivered to holders of Scripps shares after the completion of the merger will depend on the DISCK 15-day VWAP.

10.	What happens if I am eligible to receive a fraction of a share of Discovery Series C common stock as part of the merger consideration?

If the aggregate number of shares of Discovery Series C common stock that you are entitled to receive as part of the merger consideration includes a fraction of a share of Discovery Series C common stock, you will receive cash in lieu of that fractional share.

11.	If the Merger is completed, how will I receive the merger consideration for my shares?

If you are the record holder of your Scripps shares, after receiving the proper documentation from you and determining the proper allocations of Cash and Stock Consideration to be paid or issued to Scripps shareholders, the Exchange Agent will forward to you a bank check for the cash to which you are entitled, less all applicable tax withholdings and, for any Discovery Series C common stock to which you are entitled, the Exchange Agent will provide you with a Computershare account number, credit your account with the appropriate number of book-entry shares and mail you a Direct Registration Statement, in each case, shortly after closing. If your Scripps shares are held in “street name” by your bank, broker or other nominee, you will receive instructions from your bank, broker or other nominee as to how to submit a form of election and how to effect the surrender of your “street name” shares in order to receive the applicable consideration for those shares. Please contact your nominee for information on how you will receive the merger consideration.

12.	What happens if I sell or transfer my Scripps shares after I have made an election?

If you are the record holder and wish to sell or transfer your Scripps shares after you have properly made an election, you must provide written notice received by the Exchange Agent prior to the Election Deadline revoking your election with respect to all or the portion of your Scripps shares that you wish to sell or transfer. If your Scripps shares are held through a bank, broker or other nominee, you must contact your nominee to revoke your election and effect such transfer.

13.	What if I cannot locate my share certificate(s)?

If your certificate(s) representing Scripps shares has (have) been lost, stolen or destroyed, contact the Transfer Agent, Wells Fargo Shareowner Services at (877) 282-6540 (U.S. telephone numbers) or (651) 450-4064 (Local and Outside U.S. Telephone numbers) for instruction prior to submitting the Election Form.

14.	What are the tax consequences of the receipt the merger consideration?

For U.S. holders (as such term is defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” of the joint proxy statement/prospectus), the receipt of the merger consideration in exchange for Scripps shares pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. You should consult your tax advisor regarding the particular tax consequences of the exchange of Scripps shares for the merger consideration pursuant to the Merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws). For a more detailed discussion of the U.S. federal income tax consequences of the Merger to Scripps shareholders, see the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” of the joint proxy statement/prospectus.

15.	How should I send in my signed documents and share certificates?

Your election materials may be sent to the Exchange Agent at one of the addresses provided below. Please ensure sufficient time so that the election materials are actually received by the Exchange Agent prior to the Election Deadline.

If delivering by U.S. mail:	If delivering by courier:
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions	c/o Voluntary Corporation Actions
P.O. Box 43011	250 Royall Street, Suite V
Providence, RI 02940	Canton, MA 02021

By signing and delivering this Election Form and surrendering the certificate(s) of Scripps shares herewith delivered to the Exchange Agent, the undersigned hereby forever waives any and all rights of appraisal and any dissenters’ rights to which the undersigned may have been entitled pursuant to Section 1701.85 of the Ohio Revised Code with respect to the transactions contemplated by the Merger Agreement and withdraws any and all written objections to the transactions contemplated thereby and/or demands for appraisal, if any, with respect to the Scripps shares.

Do not send your election materials to Discovery, Scripps, MacKenzie Partners, Inc. in its capacity as Scripps’ Proxy Solicitor or Georgeson LLC in its capacity as Discovery’s Information Agent, because they will not be forwarded to the Exchange Agent, and your election will be invalid. The method of delivery is at the option and risk of the electing stockholder. Registered mail, appropriately insured, with return receipt requested, is suggested. Delivery shall be effected, and risk of loss and title will pass, only upon proper delivery of the certificate(s) to the Exchange Agent.

16.	Will there be any fees associated with the exchange of my shares for the merger consideration?

There will not be any fees associated with the exchange, except in certain limited circumstances, unless you need to replace lost, stolen or destroyed share certificate(s) or request a check or certificate representing Scripps shares in a name(s) other than your name.

17.	How do I change my address on the Election Form?

Mark through any incorrect address information that is printed on the front of the Election Form. Clearly print the correct address in the area beside the printed information. If you would like to receive your payment at a different address from that imprinted on the front of the Election Form, please complete the Special Delivery Instructions box located on the SPECIAL PAYMENT AND DELIVERY FORM that is part of the Election Form.

18.	What do I do if I want part or all of the merger consideration paid or issued to someone else?

If checks are to be payable or shares of Discovery Series C common stock are to be issued to the order of or registered in other than exactly the name(s) that appears(s) on the Election Form, the signature(s) on the Election Form must be guaranteed by an Eligible Institution (defined in Instruction B.6 above), and any certificate(s) representing such shares must be accompanied by the appropriate signed stock power(s), and the signature(s) appearing on such stock power(s) must also be guaranteed by an Eligible Institution. Please also complete the SPECIAL PAYMENT AND DELIVERY FORM that is part of the Election Form.

19.	Who do I call if I have additional questions?

You may contact Georgeson LLC in its capacity as Discovery’s Information Agent toll free at (800) 903-2897.